Exhibit 2.2

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

“NUPRIM, INC.”, A MARYLAND CORPORATION,

WITH AND INTO “MOTIF BIOSCIENCES INC.” UNDER THE NAME OF “MOTIF BIOSCIENCES INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTY-FIRST DAY OF MARCH, A.D. 2015, AT 6:39 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FIRST DAY OF APRIL, A.D. 2015, AT 4:59 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

3734188 8100M 150446938

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 2255201

DATE: 04-01-15
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:38 PM 03/31/2015
FILED 06:39 PM 03/31/2015
SRV 150446938 - 3734188 FILE

STATE OF DELAWARE CERTIFICATE OF MERGER OF FOREIGN
CORPORATION INTO A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Motif Biosciences Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Nuprim, Inc., a Maryland corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252(c)(2) of the General Corporation Law of the State of Delaware.

THIRD: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FOURTH: The merger is to become effective April 1, 2015 at 4:59 p.m. Eastern Time.

FIFTH: The Agreement of Merger is on file at 330 Madison Avenue, Suite 662, New York, NY 10017, an office of the surviving corporation.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

SEVENTH: The authorized stock and par value of the non-Delaware corporation is 1,000 issued and outstanding shares, $1.00 par value per share.

(Signature Page Follows)

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 31 st day of March, 2015.

By:	/s/ Graham G. Lumsden
Name:	Graham G. Lumsden
Title:	Chief Executive Officer

[Signature Page to Certificate of Merger of Foreign Corporation]